UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39536	84-3199512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Pegasus Park Drive, Suite 1430 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

(214) 612-0000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TSHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 22, 2022, Taysha Gene Therapies, Inc. (the “Company”) filed a Form 8-K (the “Original Form 8-K”) reporting under Item 5.02 the resignation of R.A. Session II as the Company’s President and Chief Executive Officer and the appointment of each of Sean Nolan as Chief Executive Officer and Sukumar Nagendran, M.D. as President and Head of Research and Development. Severance arrangements for Mr. Session had not been determined as of the filing of the Original Form 8-K. This Current Report on Form 8-K/A is being filed solely for the purpose of amending the Original Form 8-K to provide brief descriptions of (i) the separation agreement the Company entered into with Mr. Session, dated as of March 7, 2023 (the “Separation Agreement”), in connection with his resignation as President and Chief Executive Officer and (ii) Mr. Session’s subsequent resignation from the Company’s Board of Directors (the “Board”). Except as expressly set forth herein, this Current Report on Form 8-K/A does not amend, modify or update the disclosures contained in the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with R.A. Session II

On December 16, 2022 (the “Separation Date”), R.A. Session II, the former President and Chief Executive Officer of the Company, resigned from his operating role, effective immediately. At such time, Mr. Session remained a member of the Board. In connection with his resignation, Mr. Session and the Company entered into the Separation Agreement, dated as of March 7, 2023, providing for the terms of Mr. Session’s separation from employment with the Company. Under the Separation Agreement, the Company has agreed, provided that Mr. Session does not revoke the Separation Agreement during the seven-day period following his signing of the agreement, to provide Mr. Session with the following separation payments and benefits: (i) salary continuation payments, in an aggregate amount equal to his annualized base salary as of the Separation Date payable on the Company’s regular payroll commencing on the first payroll run occurring on or after March 15, 2023, and continuing for 12 months thereafter, less all applicable taxes and withholdings; and (ii) subject to Mr. Session’s election of COBRA, payment of the premiums for group health and/or dental insurance coverage under COBRA until the earlier of (a) December 31, 2023, (b) the date on which Mr. Session becomes eligible to receive group health insurance coverage through another employer, or (c) the date Mr. Session to be eligible for COBRA continuation coverage for any reason. The Separation Agreement contains mutual releases, subject to customary exceptions, and mutual covenants not to disparage.

In connection with Mr. Session’s execution of the Separation Agreement, on March 7, 2023 the Compensation Committee of the Board (the “Compensation Committee”) awarded Mr. Session vested restricted stock units in respect of 251,296 shares of the Company’s common stock, which replaced a prior stock option award of 199,500 shares that were canceled, representing Mr. Session’s annual incentive compensation bonus for 2021 performance approved in the discretion of the Compensation Committee.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Resignation of R.A. Session II from the Board

On March 2, 2023, Mr. Session notified the Board of his resignation from the Board and all committees thereof effective immediately. Mr. Session’s decision to leave the Board was not the result of any disagreement between the Company and Mr. Session on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taysha Gene Therapies, Inc.

	By:	/s/ Kamran Alam
Date: March 8, 2023		Kamran Alam
Chief Financial Officer